UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2024

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in First Wave BioPharma, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2023, the Company previously received written notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on October 26, 2023, notifying the Company that it was not in compliance with the shareholder approval requirement set forth in Nasdaq Listing Rule 5635(d), which required prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of an issuer’s pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)). On March 19, 2024, the Company received a Letter of Reprimand (the “Letter”) from the Staff in accordance with Nasdaq’s Listing Rule 5810(c)(4).

The Staff’s determination relates to the offering and issuance by the Company (the “Offering”) of an aggregate of: (i) 610,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,675,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) and (iii) common warrants (the “Warrants”) to purchase up to an aggregate of 6,570,000 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The public offering price for each share of Common Stock and accompanying Warrants, each to purchase one share of Common Stock, was $0.64, and the public offering price for each Pre-Funded Warrant and accompanying Warrants, each to purchase one share of Common Stock, was $0.6399. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023. All of the figures presented herein are expressed on a pre-split basis, and do not give effect to the 1-for-20 reverse stock split effected by the Company on December 18, 2023.

The Staff determined that the Offering was not a “public offering” under Nasdaq Listing Rule 5635(d) due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased a predominant portion of the Offering. As a result, because the Offering represented greater than 20% of the Common Stock outstanding and was priced below the Minimum Price, the Staff determined that the Company was required to obtain shareholder approval prior to the issuance of Common Stock in the Offering under Listing Rule 5635(d).

The Staff determined that it is appropriate to close the matters described above and issue the Letter. In coming to its conclusion, the Staff considered, among other things, that the Company’s failure to adhere to Nasdaq’s continued listing standards was inadvertent, that the Company had made good faith efforts to structure the offering as a public offering and that, upon notification of non-compliance by the Staff, the Company promptly took to remedial action by obtaining shareholder ratification of the Offering on December 12, 2023. The Staff also noted that the Company has not demonstrated a prior pattern of non-compliance with Nasdaq shareholder approval rules.

Following the issuance of the Letter, the Staff considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

March 22, 2024	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer